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EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-30515, 333-106092 and 333-117773 on Form S-8 of TIB Financial Corp. of our report dated May 31, 2006, appearing in this Annual Report on Form 11-K of TIB Financial Corp. Employee Stock Ownership Plan With 401(k) Provisions for the year ended December 31, 2005.

/s/ Crowe Chizek and Company LLC
Crowe Chizek and Company LLC
Ft. Lauderdale, Florida June 26, 2006